                                                                    EXHIBIT (AE)


                      MONTHLY CERTIFICATEHOLDERS' STATEMENT
                          Discover Card Master Trust I
                         Series 2000-A Monthly Statement

Distribution Date: June 15, 2000               Month Ending:  May 31, 2000

Pursuant to the Series Supplement dated as of May 22, 2000 relating to the Pooling and Servicing Agreement dated as of October 1, 1993 by and between Greenwood Trust Company and U.S. Bank National Association, as Trustee, as amended, the Trustee is required to prepare certain information each month regarding current distributions to investors and the performance of the Trust. We have set forth below this information for the Distribution Date listed above, as well as for the calendar month ended on the date listed above. Series 2000-A Certificates were issued only to qualified institutional buyers and are not publicly available.

1.    Payments for the benefit of investors in Extended Certificates and Maturity Certificates in Series 2000-A on
      ------------------------------------------------------------------------------------------------------------
      this Distribution Date (per $1000 of Subclass Initial Investor Interest)
      ------------------------------------------------------------------------

                                                   Extended      Maturity       Extended       Maturity
                                                  Certificate    Certificate    Certificate    Certificate
      Series  2000-A                      Total    Interest      Interest       Principal      Principal
          Subclass Investor Interest      $0.00     $0.00         $0.00           $0.00          $0.00

2.    Principal Receivables at the end of May, 2000
      ---------------------------------------------
  (a) Aggregate Investor Interest                                                    $22,195,347,968.08

      Seller Interest                                                                 $5,458,346,580.40

      Total Master Trust                                                             $27,653,694,548.48

  (b) Group One Investor Interest                                                    $22,195,347,968.08

  (c) Series 2000-A Investor Interest                                                 $1,000,000,000.00

  (d) Series 2000-A Aggregate Discount Certificate Subclass Investor Interests        $1,000,000,000.00

  (e) Series 2000-A Aggregate Extended Certificate Subclass Investor Interests                    $0.00

  (f) Series 2000-A Aggregate Maturity Certificate Subclass Investor Interests                    $0.00

3.    Allocation of Receivables Collected During May, 2000
      ----------------------------------------------------

                                                                  Finance Charge       Principal         Yield Collections /
                                                                   Collections        Collections        Additional Funds
  (a) Allocation of Collections between Investors and Seller

      Aggregate Investor Allocation.                             $375,281,653.51    $3,746,395,958.59            $0.00

      Seller Allocation                                           $74,562,581.55      $744,350,148.64            $0.00

  (b) Group One Allocation                                       $375,281,653.51    $3,746,395,958.59            $0.00

  (c) Series 2000-A Allocations                                   $16,170,550.72      $161,428,850.32            $0.00

  (d) Monthly Principal Payment Rate (Principal Collections as a monthly percentage of
      Master Trust Principal Receivables at the beginning of May, 2000)                                          16.14%

  (e) Principal Collections as a monthly percentage of Master Trust Receivables
      at the beginning of May, 2000                                                       15.90%

  (f) Finance Charge Collections as a monthly percentage of Master Trust Receivables
      at the beginning of May, 2000                                                        1.59%

  (g) Total Collections as a monthly percentage of Master Trust Receivables
      at the beginning of May, 2000                                                       17.49%

4.    Information Concerning the Series Principal Funding Account ("SPFA")
      --------------------------------------------------------------------

                        Deposits into the      Deficit Amount
                          SPFA on this             on this            SPFA       Investment
                        Distribution Date     Distribution Date      Balance       Income

      Series 2000-A           $0.00                  0.00             $0.00        $0.00

5.    Information Concerning Amount of Controlled Liquidation Payments
      ----------------------------------------------------------------

                                                                                 Total Payments
                         Amount Paid on this          Deficit Amount              through this
                          Distribution Date       on this Distribution Date     Distribution Date

      Series 2000-A             $0.00                      $0.00                      $0.00

6.    Information Concerning the Series Interest Funding Account ("SIFA")
      -------------------------------------------------------------------

                                          Deposits into the SIFA       SIFA Balance at the
                                         on this Distribution Date       end of May, 2000
      Series 2000-A                            $1,848,080.12             $26,730,348.68

7.    Information Concerning the Proceeds Account
      -------------------------------------------

                                       Deposits into the Proceeds
                                     Account on this Distribution Date          Proceeds Account
                                      (other than Issuance Proceeds)                 Balance
      Series 2000-A                                 $0.00                            $0.00

8.    Investor Charged-Off Amount
      ---------------------------

                                                            Cumulative Investor
                                             May, 2000       Charged-Off Amount

  (a) Group One                           $115,389,406.44            $0.00

  (b) Series 2000-A                         $4,972,026.29            $0.00

  (c) As an annualized percentage of
      Principal Receivables at the
      beginning of May, 2000                         5.97%             N/A

 9.   Investor Losses for May, 2000
      -----------------------------

                                                            Per $1000 of Initial
                                                 Total     Series Investor Interest
  (a) Group One                                   $0.00             $0.00

  (b) Series 2000-A                               $0.00             $0.00

10.   Reimbursement of Investor Losses for May, 2000
      ----------------------------------------------

                                                            Per $1000 of Initial
                                                 Total     Series Investor Interest
  (a) Group One                                  $0.00            $0.00

  (b) Series 2000-A                              $0.00            $0.00

11.   Aggregate Amount of Unreimbursed Investor Losses as of the end of May, 2000
      ---------------------------------------------------------------------------

                                                            Per $1000 of Initial
                                                 Total     Series Investor Interest
  (a) Group One                                  $0.00            $0.00

  (b) Series 2000-A                              $0.00            $0.00

12.   Investor Monthly Servicing Fee payable on this Distribution Date
      ----------------------------------------------------------------
  (a) Group One                                            $38,679,938.32

  (b) Series 2000-A                                         $1,666,666.67

13.   Total Available Credit Enhancement Amounts
      ------------------------------------------

                                                           Class A Amount
  (a) Maximum Amount on this Distribution Date             $80,000,000.00

  (b) Available Amount on this Distribution Date           $80,000,000.00

  (c) Amount of Drawings on Credit Enhancement
        on this Distribution Date                                   $0.00

  (d) Credit Enhancement Fee on this
        Distribution Date                                      $50,680.69

14.   Delinquency Summary
      -------------------

      Master Trust Receivables Outstanding at the end of May, 2000     $28,071,726,498.52

                                Delinquent Amount      Percentage of Ending
      Payment Status             Ending Balance       Receivables Outstanding
      30-59 days                $638,764,649.94                2.28%

      60-179 days             $1,087,791,820.70                3.88%

15.   Excess Spread Percentages on this Distribution Date(1)
      ------------------------------------------------------
  (a) Group One(2)                                                4.95%

  (b) Series 2000-A(3)                                            9.13%

16.   Net Charge-Offs on this Distribution Date(4)
      --------------------------------------------
      Charge-offs net of recoveries as an annualized percentage of
      Principal Receivables at the beginning of May, 2000                5.21%

17.   Information concerning the MC Purchase Agreement
      ------------------------------------------------

  (a) Total purchases made pursuant to the MC Purchase Agreement
      during May, 2000                                                     $0.00

  (b) Total Available Commitments at the end of May, 2000           $330,000,000

  (c) Aggregate amount on deposit in any MC Purchase Accounts
      at the end of May, 2000                                              $0.00

                                 U.S. BANK NATIONAL ASSOCIATION
                                 as Trustee

                              BY:
                                  ----------------------------
                                        Vice President

----------------------------------------

(1) For series in Group One, investors should refer only to the higher of the Group Excess Spread Percentage (Item 15(a)) and the Series Excess Spread Percentage (Item 15(b)) in assessing the current performance or the Trust and the Receivables.

(2) Group Excess Spread is the sum of the Series Excess Spreads (as described below) for each series in the Group. The Group Excess Spread Percentage is equal to the Group Excess Spread, multiplied by twelve, divided by the Series Investor Interests for each series in the Group.

(3) Series Excess Spread is equal to (a) the sum of Finance Charge Collections, Yield Collections, Additional Investor Funds and any Investment Income for this Series (see Item 3(c)) minus (b) the sum of
       (i) the product of (A) the Class Invested Amount for such Distribution Date and (B) a fraction, the numerator of which is the Class A Weighted Average Certificate for that Class, and the denominator of which is 360 divided by the actual number of days from and including the immediately preceding Distribution Date (or, in the case of the first Distribution Date, from and including the Series Closing Date) to but excluding the current Distribution Date, (ii) the Investor Servicing Fee (see Item 12(b)), (iii) the Investor Charge-Off Amount (see Item 8(b)), (iv) the Credit Enhancement Fee (see Item 13(d)), (v) the Monthly Commitment Fees,
       (vi) the positive difference, if any, between MC Purchase Account Interest and MC Purchase Account Investment Income, and (vii) tax gross-up amounts, indemnification payments and increased costs, if any, payable to the MC Purchasers under th MC Purchase Agreement, in each case for this Distribution Date. The Series Excess Spread Percentage is equal to the Series Excess Spread, multiplied by twelve, divided by the Series Investor Interest for this Series.

(4) For purposes of allocations to investors, recoveries are treated as Finance Charge Collections and are included as such in Item 3 above.

                     MASTER SERVICER'S CERTIFICATE STATEMENT

                          Discover Card Master Trust I

                         Series 2000-A Monthly Statement

                                   CREDIT CARD
                            PASS-THROUGH CERTIFICATES

       The undersigned, a duly authorized representative of Greenwood Trust Company ("Greenwood"), as Master Servicer pursuant to the Pooling & Servicing Agreement dated as of October 1, 1993, as amended (the"Pooling & Servicing Agreement") and the Series Supplement, dated as of May 22, 2000 (the "Series Supplement") by and between Greenwood and U.S. Bank National Association, as Trustee, does hereby certify as follows with respect to the Series Supplement for the Discover Card Master Trust I, Series 2000-A Master Trust Certificates for the Distribution Date occurring on June 15, 2000:

1.  Greenwood is Master Servicer under the Pooling and Servicing Agreement.

2.  The undersigned is a Servicing Officer of Greenwood as Master Servicer.

3.  The aggregate amount of Collections processed during May, 2000 is equal to                            $4,940,590,342.29

4.  The aggregate amount of Class A Principal Collections processed during May, 2000
    is equal to                                                                                             $161,428,850.32

5.  The aggregate amount of Class A Finance Charge Collections processed during May, 2000
    is equal to                                                                                              $16,170,550.72

6a. The aggregate amount of Class A Principal Collections recharacterized as
    Series Yield Collections during May, 2000 is equal to                                                             $0.00

6b. The aggregate amount of Class A Additional Funds for this Distribution
    Date is equal to                                                                                                  $0.00

7.  The sum of all amounts payable to the Class A Certificateholders on the
    current Distribution Date is equal to                                                                     $1,848,080.12

8.  The sum of all amounts payable for benefit of the Class A Discount
    Certificateholders on the current Distribution Date is equal to                                           $1,848,080.12

9.  The sum of all amounts payable to the Class A Extended Certificateholders
    on the current Distribution Date is equal to                                                                       0.00

10. The sum of all amounts payable to the Class A Maturity Certificateholders
    on the current Distribution Date is equal to                                                                       0.00

11. The amount of drawings under the Credit Enhancement required to be made on
    the related Drawing Date pursuant to the Series Supplement:                                                        0.00

    (a)  with respect to the Class A Required Amount Shortfall is equal to                                            $0.00

    (b)  with respect to the Class A Cumulative Investor Charged-Off Amount
         is equal to                                                                                                  $0.00

    (c)  with respect to the Class A Investor Interest is equal to                                                    $0.00

12. Attached hereto is a true copy of the statement required to be delivered by the Master Servicer on the date of this Certificate to the Trustee pursuant to
    Section 18 of the Series Supplement.


       IN WITNESS WHEREOF, the undersigned has duly executed and delivered certificate this 15th day of June, 2000.

Series 2000-A

                                GREENWOOD TRUST COMPANY
                                     as Master Servicer

                                By:
                                   ------------------------------
                                Assistant Vice President and Assistant
                                Treasurer